Exhibit 99(a)(1)(B)

Meeting time:

9:30-10:30am —

Email

MANDATORY MEETING

A confidential meeting will be held Wednesday, November 7th at 9:30-10:30m in the Charleston Room to discuss Stock Options. We are meeting with the executives before we have meetings for all the optionees. In this way, you can be informed should your staff have questions.

It is imperative that you attend this meeting or another later in the day. If you are traveling, call Kim Cagle (Ext. 4567) to arrange a make up date.

We will have videoconference access for Miami and Atlanta for this meeting.

Sorry for the last minute notice, but it could not be avoided.

Rich Cleys

cc: John Ellsworth

You should read the Company’s Tender Offer Statement on Schedule TO and all of its exhibits when it is filed by the Company with the Securities and Exchange Commission as it will contain important information. The Tender Offer Statement and other public filings made from time to time by the Company with the Securities and Exchange Commission are available for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov.

Available meeting times:

11:00-12:00pm

1:30-2:30pm

3:00-4:00pm

Email

MANDATORY MEETING

Confidential meetings will be held Wednesday, November 7th in the Charleston Room to discuss Stock Options. It is imperative that you attend.

Please respond ASAP to Kim Cagle (kim.cagle@scansource.com) to sign up for one of the following available meeting times:

11:00am–12:00pm

1:30pm–2:30pm

3:00pm–4:00pm

Videoconference access will be available for these meetings. Sorry for the last minute notice, but it could not be avoided.

If you are traveling, call Kim Cagle (Ext. 4567) to arrange a make up date.

Rich Cleys

cc: John Ellsworth

You should read the Company’s Tender Offer Statement on Schedule TO and all of its exhibits when it is filed by the Company with the Securities and Exchange Commission as it will contain important information. The Tender Offer Statement and other public filings made from time to time by the Company with the Securities and Exchange Commission are available for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov.